Exhibit 107.1

Calculation of Filing Fee Table

F-3

………………

(Form Type)

…………………………………………………..

PYXIS TANKERS INC.

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price (2)		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common shares, par value $0.001 per share (1)
	Equity	Preferred Shares, par value $0.001 per share (3)
	Debt	Debt Securities (4)
	Other	Warrants (5)
	Other	Purchase Contracts (6)
	Other	Rights (7)
	Other	Units (8)
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(1)	(2)		$100,000,000		0.00014760	$14,760
	Equity	Common shares, par value $0.001 per share (1)	457(a)	4,425,134	$4.63	(9)	$20,488,370.40	(9)	0.00014760	$3,024.08
Fees Previously Paid	__	__	__	__	__		__			__

Carry Forward Securities
Carry Forward Securities	__	__	__	__	__		__		__	__
	Total Offering Amounts						$120,488,370.40			$17,784.08	(10)
	Total Fees Previously Paid									—
	Total Fee Offsets									$17,784.08	(11)
	Net Fee Due									$0	(11)

(1) Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), as amended, the common shares being registered hereunder include such indeterminate number of shares as may be issuable as a result of stock splits, stock dividends or similar transactions or as a result of the operation of anti-dilutive provisions and adjustments to conversion ratios.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Pursuant to instructions on Form F-3, the table does not specify by each class information as to the proposed maximum aggregate offering price. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. In no event will the aggregate offering price of all securities sold Pyxis Tankers Inc. pursuant to this registration statement exceed $100,000,000.

(3) There is being registered hereunder an indeterminate number of preferred shares as may from time to time be sold at indeterminate prices not to exceed the aggregate offering price of $100,000,000 for all securities sold by Pyxis Tankers Inc. pursuant to this registration statement.

(4) If any debt securities are issued at an original issue discount, then the offering may be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed the aggregate offering price of $100,000,000 for all securities sold by Pyxis Tankers Inc. pursuant to this registration statement.

(5) There is being registered hereunder an indeterminate number of warrants as may from time to time be sold at indeterminate prices not to exceed the aggregate offering price of $100,000,000 for all securities sold by Pyxis Tankers Inc. pursuant to this registration statement.

(6) There is being registered hereunder an indeterminate number of purchase contracts as may from time to time be sold at indeterminate prices not to exceed the aggregate offering price of $100,000,000 for all securities sold by Pyxis Tankers Inc. pursuant to this registration statement.

(7) There is being registered hereunder an indeterminate number of rights as may from time to time be sold at indeterminate prices not to exceed the aggregate offering price of $100,000,000 for all securities sold by Pyxis Tankers Inc. pursuant to this registration statement.

(8) There is being registered hereunder an indeterminate number of units as may from time to time be sold at indeterminate prices not to exceed the aggregate offering price of $100,000,000 for all securities sold by Pyxis Tankers Inc. pursuant to this registration statement. Units may consist of any combination of the securities registered hereunder.

(9) Calculated in accordance with Rule 457(c) under the Securities Act. The proposed maximum offering price per unit is estimated to be $4.63, based on the average of the high and low prices of the common shares as reported on Nasdaq Capital Market on April 18, 2024.

(10) Determined in accordance with Section 6(b) of the Securities Act to be $17,784.08 which is equal to 0.00014760 multiplied by the proposed maximum aggregate offering price of $120,488,370.40 for newly registered securities.

(11) Pyxis Tankers Inc. previously filed a Registration Statement on Form F-3 with the Securities and Exchange Commission on May 14, 2021 (File No. 333-256167), which was declared effective on May 25, 2021 (the “Prior Registration Statement”), that registered an aggregate of $250,000,000 of an indeterminate number of securities to be offered by Pyxis Tankers Inc. from time to time. Of the $250,000,000 of securities registered on the Prior Registration Statement, for which Pyxis paid a filing fee of $27,275 in connection therewith, $243,830,260 of the securities remain unsold, leaving $26,313 in previously paid fees available for future offset (calculated at the fee rate in effect on the filing date of the Prior Registration Statement). In accordance with Rule 457(p) under the Securities Act, Pyxis Tankers Inc. is using $17,784.08 of the unused filing fees to offset the filing fee payable in connection with this filing. Accordingly, no additional registration fee is due to be paid at this time. The offerings under the Prior Registration Statement were effectively terminated on April 15, 2024.

Table 2: Fee Offset Claims and Sources

	Registrant of Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Pyxis Tankers Inc.	F-3	333-256167	5/14/2021	__	$17,784.08	Unallocated (Universal) Shelf	(1)	Unallocated (Universal) Shelf	$243,830,260	__
Fee Offset Sources	Pyxis Tankers Inc.	F-3	333-256167	__	5/14/2021	__	__	__	__	__	$17,784.08

(1) Pursuant to Rule 457(p) under the Securities Act, Pyxis Tankers Inc. is offsetting the registration fee due under this registration statement by $17,784.08 which represents the portion of the registration fee previously paid with respect to $243,830,260 of unsold securities (the “Unsold Offset Securities”) previously registered on the Prior Registration Statement. The offering of the Unsold Offset Securities pursuant to the Prior Registration Statement associated with the claimed fee offset pursuant to Rule 457(p) has been completed or terminated.